As filed with the Securities and Exchange Commission on October 18, 2007 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

GENESIS MICROCHIP INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2525 Augustine Drive Santa Clara, CA 95054
(Address of principal executive offices)

GENESIS MICROCHIP INC. 1997 EMPLOYEE STOCK PURCHASE PLAN GENESIS MICROCHIP INC. 2007 EQUITY INCENTIVE PLAN GENESIS MICROCHIP INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Elias Antoun President and Chief Executive Officer Genesis Microchip Inc. 2525 Augustine Drive Santa Clara, California 95054
(Name and address of agent for service)

(408) 919-8400
(Telephone number, including area code, of agent for service)

Copy to:
Selim Day, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas, 40th Floor New York, NY 10019 (212) 999-5800

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $0.001 par value per share, to be issued pursuant to the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan	450,000 shares	$6.80 (4)	$3,060,000	$93.94
Common Stock $0.001 par value per share, to be issued pursuant to the Genesis Microchip Inc. 2007 Employee Stock Purchase Plan	2,200,000 shares	$6.80 (4)	$14,960,000	$459.27
Common Stock $0.001 par value per share, to be issued pursuant to the Genesis Microchip Inc. 2007 Equity Incentive Plan	8,180,048 shares	$8.00	$65,440,384	$2,009.02

(1) This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan, the Genesis Microchip Inc. 2007 Employee Stock Purchase Plan and the Genesis Microchip Inc. 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on October, 15, 2007 which amount was $8.00 per share.
(3) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering price by 0.00003070.
(4) The proposed maximum offering price per share of $6.80 per share was determined by discounting the proposed maximum offering price per share (as computed in note 3 above) by 15% in accordance with the terms of the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan and the Genesis Microchip Inc. 2007 Employee Stock Purchase Plan.

EXPLANATORY STATEMENT

Genesis Microchip Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register 450,000 additional shares of the Registrant’s common stock that have been reserved for issuance under the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan (the “1997 ESPP”). In addition, this Registration Statement on Form S-8 is being filed to register 8,180,048 shares of the Registrant’s common stock pursuant to the Genesis Microchip Inc. 2007 Equity Incentive Plan and 2,200,000 shares of the Registrant’s common stock pursuant to the Genesis Microchip Inc. 2007 Employee Stock Purchase Plan, which plans were approved by the Registrant’s stockholders approved on October 9, 2007.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to the “evergreen” provisions of the 1997 ESPP, the number of shares of the Registrant’s common stock for which options may be granted under that plan was increased by 450,000 shares, effective November 1, 2007.

On February 21, 2002, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-83170) with the Securities and Exchange Commission (the “Commission”) to register shares of the Registrant’s common stock that were reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 ESPP. On December 23, 2002, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-102161) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 ESPP. On November 1, 2004, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-120136) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 ESPP. On November 10, 2005, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-129624) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 ESPP. The contents of the foregoing Registration Statements on Form S-8, including periodic reports that were filed after the foregoing Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated herein by reference pursuant to General Instruction E of Form S-8. In addition, Part II, Items 3, 8 and 9 of this Registration Statement on Form S-8 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed on June 12, 2007, as amended by Form 10-K/A, filed on September 4, 2007.

(b)(1) The Registrant’s Current Report on Form 8-K, filed on April 27, 2007.

(b)(2) The Registrant’s Current Report on Form 8-K, filed on June 12, 2007.

(b)(3) The Registrant’s Current Report on Form 8-K, filed on June 19, 2007.

(b)(4) The Registrant’s Current Report on Form 8-K, filed on October 15, 2007.

(b)(5) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 9, 2007.

(c)(1)  The description of the Registrant’s common stock as set forth in the Registrant’s Registration Statement on Form 8-A filed on January 7, 2002, as such description may be amended from time to time.

(c)(2) The description of the Registrant’s preferred stock purchase rights as set forth in the Registrant’s Registration Statement on Form 8-A filed on June 28, 2002, as amended by the Registrant’s Registration Statements on Forms 8-A/A filed on August 5, 2002 and March 31, 2003, as such description may be amended from time to time.

 All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Bylaws and Certificate of Incorporation provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 18, 2007.

GENESIS MICROCHIP INC.

By:	/s/ Linda Millage
Linda Millage
Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Elias Antoun and Linda Millage, and each of them, with full power to act alone without the other, his true and lawful attorneys-in-fact, with full power of substitution, for him in his name, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2007.

Signature	Title	Date

/s/ Elias Antoun Elias Antoun	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2007

/s/ Linda Millage Linda Millage	Principal Accounting Officer	October 18, 2007

/s/ Jon Castor Jon Castor	Director	October 17, 2007

/s/ Chieh Chang Chieh Chang	Director	October 16, 2007

/s/ Tim Christoffersen Tim Christoffersen	Director	October 17, 2007

/s/ Jeffrey Diamond Jeffrey Diamond	Chairman of the Board of Directors	October 16, 2007

/s/ Robert H. Kidd Robert H. Kidd	Director	October 17, 2007

/s/ Chandrashekar M. Reddy Chandrashekar M. Reddy	Director	October 18, 2007

INDEX TO EXHIBITS
Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).